FIRST AMENDMENT TO
GLOBAL AXCESS CORPORATION
2002 INCENTIVE STOCK PLAN

THIS FIRST AMENDMENT TO GLOBAL AXCESS CORPORATION 2002 INCENTIVE STOCK PLAN (the “First Amendment”), made and effective as of the ____ day of December, 2008,

W I T N E S S E T H:

WHEREAS, Global Axcess Corporation (the “Company”) adopted the Global Axcess Corporation 2002 Incentive Stock Plan effective June ___, 2002 (the “Plan”); and

WHEREAS, Section 409A was added to the Internal Revenue Code of 1986, as amended (“Code Section 409A”), and additional guidance was issued thereunder, which requires that in order to avoid taxation and penalties to Participants, any deferred compensation paid by the Company pursuant to the Plan must comply with the requirements of Code Section 409A in form and operation at all times on and after January 1, 2005; and

WHEREAS, the Company has administered the Plan in good faith compliance with Code Section 409A and now desires to memorialize its compliance in the form of an amendment to the Plan; and

WHEREAS, the Plan may be amended in accordance with Section 8 thereof.

NOW THEREFORE, the Company hereby amends the Plan as follows:

1)           All provisions of the Plan regarding Stock Awards and Restricted Stock Purchase Offers are hereby deleted with the intention that Stock Awards and Restricted Stock Purchase Offers shall not be permitted under the Plan.

2)           The Plan is hereby amended to eliminate consultants from the group of persons eligible to participate under the Plan.

3)           The Plan is hereby amended such that any reference therein to “termination” shall be deemed to refer to a “separation from service” within the meaning of Code Section 409A.

4)           Section 1(f) of the Plan is hereby deleted in its entirety and replaced with the following:

“(f) ‘Fair Market Value’ – The fair market value of the Company’s issued and outstanding stock as determined in good faith by the Board or Committee, provided such determination shall in all events comply with Code Section 409A.”

5)           The provisions of Section 2 are hereby made subject to compliance with Code Section 409A.”

6)           Section 5(b)(ii) of the Plan is hereby deleted in its entirety and replaced with the following:

“(ii)  Incentive Stock Options granted to a person who at the time the Option is granted is not a Ten Percent Holder and any Nonstatutory Option granted shall have an exercise price of no less than 100% of the Fair Market Value of the Stock as of the date of grant.”

7)           The provisions of Sections 5(i), 5(k) and 8 of the Plan are hereby made subject to compliance with Code Section 409A.

8)           Section 15 is hereby added to the Plan, immediately following Section 14, reading as follows:

“15.  Compliance with Laws.  The Plan and all Grants hereunder shall comply at all times with all laws and regulations of any governmental authority which may be applicable thereto (including Code Section 409A). To the extent that an Option granted hereunder is designated as an Incentive Stock Option, it shall comply with Code Section 422, and all provisions of the Plan and the Grant Agreement for such Option shall be construed in such manner as to effectuate that intent.  Any provision of the Plan or any Grant Agreement notwithstanding, the Participant or Optionee shall not be entitled to receive the benefits of Grants and the Company shall not be obligated to pay any benefits to a Participant or Optionee if such exercise, delivery, receipt or payment of benefits would constitute a violation by such individual or the Company of any provision of any such law or regulation.  Any reference herein to “compliance with the requirements of Code Section 409A” or words of similar import shall be interpreted to mean application of the terms of the Plan or any Grant, or administration of the Plan or any Grant, as the case may be, in such a manner that no additional income tax is imposed on a Participant or Optionee pursuant to Code Section 409A(1)(a); provided, however, that this provision shall not limit the application of the $100,000 limit on Incentive Stock Options set forth in Section 3(b) of the Plan or any recharacterization of an Option resulting therefrom.  If additional guidance is issued under or modifications are made to Code Section 409A or any other law affecting the Grants issued hereunder, the Plan Administrator shall take such actions (including amending the Plan or any Grant Agreement without the necessity of obtaining Participant or Optionee consent otherwise required by the Plan) as it deems necessary, in its sole discretion, to ensure continued compliance with Code Section 409A.”

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer as of the date first above written.

GLOBAL AXCESS CORPORATION

By: _________________________________
Title: ________________________________